Exhibtit 99.1

Royal Bank
AMERICA

Customers. Shareholders. Co-workers. Community.

Royal Bancshares of Pennsylvania, Inc. Reports Profit for Third Quarter 2016

Quality Loan Growth Boosts Earnings;
Regulatory Approval Received to Retire Balance of “TARP” Shares

BALA CYNWYD, PA - - (Marketwired – October 20, 2016) - Royal Bancshares of Pennsylvania, Inc. (“the Company”) (NASDAQ: RBPAA), parent company of Royal Bank America (“Royal Bank”), is pleased to report net income attributable to the Company of $2.0 million, or $0.06 per diluted share, and $6.3 million, or $0.17 per diluted share, for the three and nine months ended September 30, 2016, respectively.   Comparatively, net income was $1.5 million, or $0.04 per diluted share, and $4.6 million, or $0.11 per diluted share, for the three and nine months ended September 30, 2015, respectively.

The Company's President and Chief Executive Officer, Kevin Tylus, noted, "Consistent quality loan growth and expense discipline drove our increase in earnings for the 2016 third quarter and year to date.  We are achieving the goals for managing our balance sheet while meeting the challenges of low interest rates and local competition. The repurchase of another 2,651 shares of the Series A Preferred stock (“TARP”) and   regulatory approval to repurchase or redeem the remaining outstanding Series A Preferred shares mean we will fully retire the $30.4 million in original principal by year end and avoid future dividends at a rate of 9%.”

“The renovations of our Narberth retail location is nearing completion, giving our customers a first class service experience.  To meet the needs of our growing customer base, we are implementing the next phase of web and technology enhancements”, he added.

Highlights for the three and nine months ended September 30, 2016 included:

Balance Sheet Trends:

•	Total assets were $811.4 million at September 30, 2016, an increase of $23.1 million, or 2.9%, from $788.3 million at December 31, 2015. Total assets were $816.5 million at June 30, 2016.

•
Total loans were $575.8 million at September 30, 2016, an increase of $28.7 million, or 5.3%, from $547.1 million at June 30, 2016, and grew $76.7 million, or 15.4%, from $499.1 million at December 31, 2015.  Increases were recognized in multiple commercial loan portfolio classes.

•	Total deposits were $592.2 million at September 30, 2016, an increase of $14.3 million, or 2.5%, from $577.9 million at December 31, 2015. Total deposits were $599.2 million at June 30, 2016.

Asset Quality:

•
The ratio of non-performing loans to total loans continues to show improvement and was 0.77%, 0.88%, and 1.10% at September 30, 2016, June 30, 2016, and December 31, 2015, respectfully.  Excluding tax liens, the ratio of non-performing loans to total loans was 0.65%, 0.68%, and 0.88% at September 30, 2016, June 30, 2016, and December 31, 2015, respectively.

•
Non-performing loans of $4.5 million at September 30, 2016 decreased $346 thousand, or 6.6%, from $4.8 million at June 30, 2016, and decreased $1.0 million, or 18.9%, from $5.5 million at December 31, 2015.

•
The ratio of non-performing assets to total assets was 1.44%, 1.47%, and 1.64% at September 30, 2016, June 30, 2016, and December 31, 2015, respectively.  Excluding tax lien assets, the ratio of non-performing assets to total assets was 0.49% at September 30, 2016 and June 30, 2016, and 0.59% at December 31, 2015.

•
Non-performing assets of $11.7 million at September 30, 2016, decreased $318 thousand, or 2.6%, from $12.0 million at June 30, 2016, and decreased $1.2 million, or 9.6%, from $12.9 million at December 31, 2015.

•
For the three and nine months ended September 30, 2016, the Company recorded a provision to the allowance for loan and lease losses of $578 thousand and $987 thousand, respectively, compared to credits of $216 thousand and $1.4 million for same periods in 2015, respectively.  The 2016 provision was primarily attributable to growth, specific reserves on the leasing portfolio, and net charge-off activity within the leasing and tax certificate portfolios.

Income Statement and Other Highlights:

•
The return on average assets for the three and nine months ended September 30, 2016 increased to 0.99% and 1.04%, respectively, compared to 0.82% and 0.84% for the three and nine months ended September 30, 2015, respectively.

•
The return on average equity for the three and nine months ended September 30, 2016 grew to 11.23% and 11.59%, respectively, compared to 9.24% and 9.45% for the three and nine months ended September 30, 2015.

•
At September 30, 2016, the Company’s Tier 1 leverage and Total Risk Based Capital ratios were 11.22% and 16.36%, respectively, compared to 12.44% and 18.57%, respectively, at December 31, 2015.  The Common Equity Tier 1 ratio was 8.97% at September 30, 2016 compared to 9.37% at December 31, 2015. Impacting the 2016 capital ratios is the repurchase of 6,651 shares of the Preferred Series A stock which occurred during the first nine months of 2016.

•
Net interest income increased $396 thousand, or 6.43%, from $6.2 million for the three months ended September 30, 2015 to $6.6 million for the three months ended September 30, 2016.  Net interest income increased $2.1 million, or 12.2%, from $17.4 million for the nine months ended September 30, 2015 to $19.5 million for the nine months ended September 30, 2016.  The growth in net interest income was primarily related to an increase in interest income on average loan balances.

•
The net interest margin for the third quarter of 2016 was 3.42% compared to 3.51% for the third quarter in 2015 and was 3.45% for the nine months ended September 30, 2016 compared to 3.39% for the nine months ended September 30, 2015.  The decrease in net interest margin for the third quarter was directly related to an increase in the interest rate paid on average interest-bearing liabilities specifically due to average borrowings.

•
Non-interest income for the third quarter of 2016 was $1.2 million and increased $612 thousand from $577 thousand for the third quarter of 2015.  The quarterly improvement in non-interest income was impacted by a $273 thousand beneficiary payment from a bank owned life insurance policy and a $200 thousand increase in net gains on the sale of investment securities.  Additionally, service charges and fees increased $98 thousand and were mostly related to the leasing portfolio.

•
Non-interest income was $3.5 million for the nine months ended September 30, 2016 and grew $1.4 million from $2.1 million for the nine months ended September 30, 2015.  Net gains on the sale of investment securities and income from Company owned life insurance increased $730 thousand and $475 thousand, respectively, from 2015.  Additionally, the Company received a $273 thousand beneficiary payment from a life insurance policy. Partially offsetting these positive items was other-than-temporary impairment (“OTTI”) charges on the investment portfolio of $181 thousand. There was no OTTI charge in the 2015 period.

•
Non-interest expense was $5.0 million for the quarter ended September 30, 2016 and declined $241 thousand from $5.2 million for the comparable period in 2015.  Contributing to the decrease in non-interest expense for the third quarter of 2016 was the reversal of a $200 thousand contingency accrual related to an other real estate owned (“OREO”) property that was sold in a previous reporting period.  As of September 30, 2016, Management determined that the contingency was no longer required.  Additionally, in the 2016 quarter, loan collection expenses declined $117 thousand due to continued improvement in credit quality.  Partially offsetting the decrease in non-interest expense was a planned increase of $55 thousand in salaries and benefits during the third quarter of 2016.

•
Non-interest expense was $15.3 million for the nine months ended September 30, 2016 and decreased $440 thousand from $15.7 million for the comparable period in 2015.  Contributing to the decrease in non-interest expense for 2016 was a $518 thousand decline in the provision for unfunded loan commitments and the reversal of a $200 thousand contingency accrual for the reasons mentioned previously.  Year over year loan collection expenses and occupancy and equipment expenses declined $145 thousand and $119 thousand, respectively.  Partially offsetting the decrease in non-interest expense was a planned increase of $211 thousand in salaries and benefits.  Additionally, communications and data processing expenses and net OREO expenses increased $141 thousand and $98 thousand, respectively.

About Royal Bancshares of Pennsylvania, Inc.

Royal Bancshares of Pennsylvania, Inc., headquartered in Bala Cynwyd, Pennsylvania, is the parent company of Royal Bank America, which is headquartered in Narberth, Pennsylvania. Royal Bank serves growing small and middle market businesses, commercial real estate investors, consumers, and depositors principally in Montgomery, Delaware, Chester, Bucks, Philadelphia and Berks counties in Pennsylvania, central and southern New Jersey, and Delaware. Established in 1963, Royal Bank provides an array of financial products and services through a comprehensive suite of cash management services and thirteen branches and two loan production offices. More information on Royal Bancshares of Pennsylvania, Inc., Royal Bank America, and its subsidiaries can be found at www.royalbankamerica.com.

Forward-Looking Statements

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties, and actual results could differ materially; therefore, readers should not place undue reliance on any forward-looking statements. Royal Bancshares of Pennsylvania, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. For a discussion of the factors that could cause actual results to differ from the results discussed in any such forward-looking statements, see the filings made by Royal Bancshares of Pennsylvania, Inc. with the Securities and Exchange Commission, including its Annual Report — Form 10-K for the year ended December 31, 2015.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
CONSOLIDATED INCOME STATEMENTS
(Unaudited, dollars in thousands, except per share data)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2016	2015	2016	20 15
Interest income	$8,460	$7,798	$24,855	$22,149
Interest expense	1,902	1,636	5,389	4,798
Net Interest Income	6,558	6,162	19,466	17,351
Provision (credit) for loan and lease losses	578	(216)	987	(1,382)
Net interest income after provision (credit) for loan and lease losses	5,980	6,378	18,479	18,733
Non-interest income	1,189	577	3,469	2,061
Non-interest expense	5,001	5,242	15,268	15,708
Income before taxes	2,168	1,713	6,680	5,086
Income tax expense	25	-	85	-
Net Income	2,143	1,713	6,595	5,086
Less net income attributable to noncontrolling interest	113	179	342	500
Net Income Attributable to Royal Bancshares	$2,030	$1,534	$6,253	$4,586
Less Preferred stock Series A accumulated dividend and accretion	$342	$434	$1,014	$1,287
Net income to common shareholders	$1,688	$1,100	$5,239	$3,299
Income Per Common Share – Basic and Diluted	$0.06	$0.04	$0.17	$0.11

SELECTED PERFORMANCE RATIOS:

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Return on Average Assets	0.99%	0.82%	1.04%	0.84%
Return on Average Equity	11.23%	9.24%	11.59%	9.45%
Average Equity to Average Assets	8.86%	8.90%	8.98%	8.89%
Book Value Per Share	$1.90	$1.61	$1.90	$1.61

	At September 30,	At December 31,
Capital ratios (US GAAP):	2016	2015
Company Tier 1 Leverage	11.22%	12.44%
Company Total Risk Based Capital	16.36%	18.57%
Company Common Equity Tier 1	8.97%	9.37%

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	At September 30, 2016	At December 31, 2015

Cash and cash equivalents	$28,391	$25,420
Investment securities, at fair value	168,321	224,067
Other investment, at cost	2,250	2,250
Federal Home Loan Bank stock	3,018	2,545
Loans and leases
Commercial real estate and multi-family	276,905	241,928
Construction and land development	74,885	47,984
Commercial and industrial	106,254	85,980
Residential real estate	49,061	51,588
Leases	62,671	64,341
Tax certificates	3,803	4,755
Consumer	2,239	2,527
Loans and leases	575,818	499,103
Allowance for loan and lease losses	(10,254)	(9,689)
Loans and leases, net	565,564	489,414
Bank owned life insurance	16,015	16,133
Premises and equipment, net	4,714	3,959
Other real estate owned, net	7,236	7,435
Accrued interest receivable	3,770	4,149
Other assets	12,089	12,911
Total Assets	$811,368	$788,283

Deposits	$592,239	$577,892
Borrowings	100,000	90,970
Other liabilities	23,553	21,349
Subordinated debentures	25,774	25,774
Royal Bancshares shareholders’ equity	69,300	71,904
Noncontrolling interest	502	394
Total Equity	69,802	72,298
Total Liabilities and Equity	$811,368	$788,283

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
NET INTEREST INCOME AND MARGIN
(Unaudited, in thousands, except percentages)

	For the three months ended			For the three months ended
	September 30, 2016			September 30, 2015
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Cash and cash equivalents	$12,107	$15	0.49%	$18,184	$8	0.17%
Investment securities	188,194	1,099	2.32%	218,767	1,334	2.42%
Loans	561,904	7,346	5.20%	459,543	6,456	5.57%
Total interest-earning assets	762,205	8,460	4.42%	696,494	7,798	4.44%
Non-interest earning assets	49,734			43,722
Total average assets	$811,939			$740,216
Interest-bearing deposits
NOW and money markets	$213,926	$185	0.34%	$210,652	$182	0.34%
Savings	79,851	143	0.71%	32,589	35	0.43%
Certificates of deposit	208,902	758	1.44%	216,653	751	1.38%
Total interest-bearing deposits	502,679	1,086	0.86%	459,894	968	0.84%
Borrowings	122,432	816	2.65%	113,767	668	2.33%
Total interest-bearing liabilities	625,111	1,902	1.21%	573,661	1,636	1.13%
Non-interest bearing deposits	89,749			79,791
Other liabilities	25,171			20,889
Shareholders' equity	71,908			65,875
Total average liabilities and equity	$811,939			$740,216
Net interest income		$6,558			$6,162
Net interest margin			3.42%			3.51%

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
NET INTEREST INCOME AND MARGIN
(Unaudited, in thousands, except percentages)

	For the nine months ended			For the nine months ended
	September 30, 2016			September 30, 2015
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Cash and cash equivalents	$13,246	$48	0.48%	$16,574	$21	0.17%
Investment securities	202,856	3,639	2.40%	230,361	4,250	2.47%
Loans	537,656	21,168	5.26%	437,188	17,878	5.47%
Total interest-earning assets	753,758	24,855	4.40%	684,303	22,149	4.33%
Non-interest earning assets	48,730			45,214
Total average assets	$802,488			$729,517
Interest-bearing deposits
NOW and money markets	$222,761	$595	0.36%	$205,646	$508	0.33%
Savings	71,537	377	0.70%	24,765	52	0.28%
Certificates of deposit	208,256	2,221	1.42%	220,564	2,236	1.36%
Total interest-bearing deposits	502,554	3,193	0.85%	450,975	2,796	0.83%
Borrowings	118,321	2,196	2.48%	116,456	2,002	2.30%
Total interest-bearing liabilities	620,875	5,389	1.16%	567,431	4,798	1.13%
Non-interest bearing deposits	86,189			75,563
Other liabilities	23,339			21,646
Shareholders' equity	72,085			64,877
Total average liabilities and equity	$802,488			$729,517
Net interest income		$19,466			$17,351
Net interest margin			3.45%			3.39%

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
ASSET QUALITY TRENDS
(Unaudited, in thousands, except percentages)

	At September 30, 2016	At June 30, 2016	At March 31, 2016	At December 31, 2015

Non-performing loans	$3,710	$3,691	$4,186	$4,367
Non-performing tax certificates	745	1,110	1,038	1,125
Total non-performing loans	4,455	4,801	5,224	5,492

Other real estate owned-loans	243	243	243	220
Other real estate owned-tax certificates	6,993	6,965	6,853	7,215
Total other real estate owned	7,236	7,208	7,096	7,435
Total non-performing assets	$11,691	$12,009	$12,319	$12,927

Ratio of non-performing loans to total loans	0.77%	0.88%	0.98%	1.10%
Ratio of non-performing assets to total assets	1.44%	1.47%	1.54%	1.64%
Ratio of allowance for loan and lease losses to total loans	1.78%	1.83%	1.87%	1.94%
Ratio of allowance for loan and lease losses to non-performing loans	230.17%	208.46%	190.29%	176.42%

Contact Information

Michael Thompson
Executive Vice President and Chief Financial Officer
mthompson@royalbankamerica.com